Exhibit 99.1

NEWS RELEASE

For Release:        Immediately

Contact:         Frank H. Boykin, Chief Financial Officer (706) 624-2695

MOHAWK INDUSTRIES REPORTS RECORD THIRD QUARTER

Calhoun, Georgia, November 3, 2016 - Mohawk Industries, Inc. (NYSE:MHK) today announced 2016 third quarter record net earnings of $270 million and diluted earnings per share (EPS) of $3.62, a 25% increase versus prior year. Excluding restructuring, acquisition and other charges, net earnings were $261 million and EPS was $3.50, a 17% increase over last year’s third quarter adjusted EPS. Net sales for the third quarter of 2016 were $2.3 billion, up 7% versus the prior year’s third quarter as reported and on a legacy basis applying constant days and currency rates. For the third quarter of 2015, net sales were $2.15 billion, net earnings were $215 million and EPS was $2.89; excluding restructuring, acquisition and other charges, net earnings were $222 million and EPS was $2.98.
For the nine months ending October 1, 2016, net earnings and EPS were $696.6 million and $9.34, respectively. Net earnings excluding restructuring, acquisition and other charges were $697.1 million and EPS was $9.35, an increase of 27% over the nine-month period adjusted EPS result in 2015. For the nine month period, net sales were $6.8 billion, an increase of 12% versus prior year as reported and 5% on a legacy basis applying constant currency rates. For the nine-month period ending October 3, 2015, net sales were $6.1 billion, net earnings were $424 million and EPS was $5.73; excluding restructuring, acquisition and other charges, net earnings and EPS were $546 million and $7.38.
Commenting on Mohawk Industries’ third quarter performance, Jeffrey S. Lorberbaum, Chairman and CEO, stated, “During the period, our growth strengthened, and our margins continue to expand compared to the last year. Our strategy of investing in our existing business as well as synergistic acquisitions continues to deliver record results. Our earnings per share for the period were an all-time record for the company, marking the tenth consecutive quarter that Mohawk has delivered a year-over-year record quarterly EPS. Our operating margin rose to an all-time record of 16.5% or 16.0% on an adjusted basis, an increase of 160 basis points, as a result of higher sales volume and productivity.
“Our organization continues to create new products with greater value for the consumer, to introduce unique ideas that enhance our processes and to invest in technology and equipment that improve our cost, quality and service. The four acquisitions we completed in 2015 contributed to our results as we enhanced their performance by upgrading their offerings, expanding their distribution and improving their productivity. As expected, our SG&A costs, excluding restructuring, integration and other charges, as a percentage of sales improved by 60 basis points as our investments in sales personnel, marketing and merchandising increased our sales and mix.
“In many of our product categories and geographies, our operations are running at or near capacity. These include all of our global ceramic, laminate and sheet vinyl assets. Additionally, we are currently selling all of the LVT we are manufacturing even as we continue to increase our production capacity in the U.S. and Europe. To meet our growing customer demand, our capital investments this year will be the highest in our history with almost $650 million allocated to additional capacity, more efficient assets and new products. Our strong results have increased our cash flow, enabling the expansion of our capacities and pursuit of attractive opportunities. We continue to explore potential acquisitions from around the globe that complement our business and expand our geographic reach or product portfolio.
“For the quarter, our Global Ceramic Segment sales were up 4% as reported; on a constant days and currency basis sales were up 6%. Operating income for the segment rose approximately 13% to an operating margin of 16.5%. Our North American ceramic sales trends improved from the second to the third quarter, and margins expanded over last year. New home construction and the commercial sector outperformed residential remodeling, and sales growth through our service centers exceeded other channels. Our new Tennessee ceramic plant is fully operational with improving throughput and new differentiated products. Our sales in Mexico continue to outpace the strong market, and we are broadening our product offering and distribution ahead of the expansion of our Salamanca plant, which will be operational by late 2017. Our European ceramic business grew significantly from our sales and product strategies that satisfy local markets and consumer preferences. In Western Europe, our investments in modern equipment have allowed us to bring unique products to market and expand our margins and mix. We increased the capacity at our Bulgarian facility and upgraded the style and design of our products which enhanced our mix. In Russia, our sales improved on a local basis as we increased participation in the new construction sector and expanded our distribution through investments in owned and franchised stores.
“During the quarter, our Flooring North America Segment’s sales were up 6% as reported or 7% on a constant days basis. Operating income grew 35% to a margin of 17% as reported or excluding restructuring, integration and other charges, to a margin of 15%. Both our hard and soft surface flooring increased with hard surface growing faster. Our strong commercial carpet and rug sales offset softer residential carpet impacted by polyester growth and pressure on commodities. Product innovation continues to drive our business, and recent introductions comprised about one-third of our soft surface sales during the period. Our commercial carpet performance continues to strengthen with all end markets growing. We have expanded our commercial sales force and are increasing our participation in individual projects and large national accounts. We announced a residential and commercial carpet price increase of 3-5% for January 2017 to offset costs. Our rug sales grew as we introduced new fashion-forward collections and entered new categories with outdoor rugs and utility mats. Our hard surface sales continue to grow significantly with expanded margins. Improvements in our LVT production continue to increase our capacity and broaden our product offering. We are completing our new engineered wood plant, which will allow us to introduce larger sizes with unique finishes. The expansion of our laminate capacity in 2017 will help to satisfy increasing demand for our premium collections with superior performance and realistic visuals.
“For the quarter, our Flooring Rest of the World Segment’s sales were up 15% as reported; on a constant days and currency basis, legacy sales were up 8%. Operating income grew 47% as reported to a margin of 18% and increased 41% on a constant currency basis, excluding restructuring and integration charges, to a margin of approximately 19%. Our laminate business continues to grow on the strength of our premium Quick-Step and Pergo brands. We are leveraging the strong performance of our 2016 laminate introductions by expanding the designs and sizes we offer across all brands. Our European and Russian laminate facilities are operating near capacity with expansions planned for Europe and Russia in 2018. Our LVT sales are increasing dramatically, and our margins are expanding as our product mix and productivity improve. To alleviate capacity constraints, we are modifying our LVT equipment and processes to further increase production speeds, and we are supplementing our collections with sourced products. Sales of our insulation boards continue to grow, although lower material costs and manufacturing improvements are being offset by competition and unfavorable exchange rates. We are increasing prices based on market conditions to offset currency fluctuations.
“Today, Mohawk is in the best position in the company’s history. This year, we are investing at our highest level ever to meet increasing demand around the globe. We are preparing for future growth by expanding our differentiated product offerings and increasing the capacity and efficiency of our operations. With our continued investments in manufacturing technology, we are introducing distinctive collections to improve our sales and enhance our mix. We are aggressively implementing productivity improvements across the enterprise in all facets of our business, and we are bringing new capacity online to support our growth. This year, our strong operating results have expanded our cash flow and reduced our leverage to historically low levels. We are currently exploring numerous investment options to further our expansion, including green field opportunities and acquisitions to broaden our geographic presence and product portfolio. Taking these factors into account, our EPS guidance for the fourth quarter is $3.16 to $3.25, which represents a 12% to 15% increase over our fourth quarter 2015 EPS, excluding any restructuring charges.

ABOUT MOHAWK INDUSTRIES

Mohawk Industries is the leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in the production of carpet, rugs, ceramic tile, laminate, wood, stone and vinyl flooring. Our industry-leading innovation has yielded products and technologies that differentiate our brands in the marketplace and satisfy all remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean, Daltile, Durkan, IVC, Karastan, Marazzi, Mohawk, Mohawk Group, Pergo, Unilin and Quick-Step. During the past decade, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia and the United States.
Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; tax, product and other claims; litigation; and other risks identified in Mohawk’s SEC reports and public announcements.

Conference call Friday, November 4, 2016, at 11:00 AM Eastern Time
The telephone number is 1-800-603-9255 for US/Canada and 1-706-634-2294 for International/Local. Conference ID # 92116089. A replay will be available until Friday, December 2, 2016, by dialing 855-859-2056 for US/local calls and 404-537-3406 for International/Local calls and entering Conference ID # 92116089.

MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES
(Unaudited)
Consolidated Statement of Operations	Three Months Ended		Nine Months Ended
(Amounts in thousands, except per share data)	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015

Net sales	$2,294,139	2,150,656	6,776,521	6,073,566
Cost of sales	1,567,580	1,489,252	4,654,695	4,285,090
Gross profit	726,559	661,404	2,121,826	1,788,476
Selling, general and administrative expenses	348,252	372,670	1,147,155	1,200,152
Operating income	378,307	288,734	974,671	588,324
Interest expense	9,410	19,319	32,062	52,606
Other expense (income), net	3,839	4,249	1,461	6,094
Earnings before income taxes	365,058	265,166	941,148	529,624
Income tax expense	94,231	49,463	242,090	104,643
Net earnings including noncontrolling interest	270,827	215,703	699,058	424,981
Net earnings attributable to noncontrolling interest	949	798	2,444	1,238
Net earnings attributable to Mohawk Industries, Inc.	$269,878	214,905	696,614	423,743

Basic earnings per share attributable to Mohawk Industries, Inc.
Basic earnings per share attributable to Mohawk Industries, Inc.	$3.64	2.91	9.40	5.77
Weighted-average common shares outstanding - basic	74,154	73,915	74,084	73,384

Diluted earnings per share attributable to Mohawk Industries, Inc.
Diluted earnings per share attributable to Mohawk Industries, Inc.	$3.62	2.89	9.34	5.73
Weighted-average common shares outstanding - diluted	74,613	74,438	74,551	73,907

Other Financial Information
(Amounts in thousands)
Depreciation and amortization	$103,680	94,954	305,088	268,622
Capital expenditures	$183,846	123,648	460,760	352,070

Consolidated Balance Sheet Data
(Amounts in thousands)
	October 1, 2016	October 3, 2015
ASSETS
Current assets:
Cash and cash equivalents	$112,108	110,716
Receivables, net	1,506,316	1,340,650
Inventories	1,673,242	1,621,154
Prepaid expenses and other current assets	284,648	273,775
Total current assets	3,576,314	3,346,295
Property, plant and equipment, net	3,340,893	3,046,491
Goodwill	2,331,821	2,280,722
Intangible assets, net	876,715	918,655
Deferred income taxes and other non-current assets	294,850	464,047
Total assets	$10,420,593	10,056,210
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt and commercial paper	$1,548,251	1,927,815
Accounts payable and accrued expenses	1,435,069	1,353,512
Total current liabilities	2,983,320	3,281,327
Long-term debt, less current portion	1,165,577	1,254,904
Deferred income taxes and other long-term liabilities	574,267	741,946
Total liabilities	4,723,164	5,278,177
Redeemable noncontrolling interest	24,741	22,150
Total stockholders' equity	5,672,688	4,755,883
Total liabilities and stockholders' equity	$10,420,593	10,056,210

Segment Information	Three Months Ended		As of or for the Nine Months Ended
(Amounts in thousands)	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015

Net sales:
Global Ceramic	$822,040	791,538	2,425,560	2,301,168
Flooring NA	1,008,553	955,099	2,895,610	2,722,347
Flooring ROW	463,546	404,026	1,455,351	1,050,390
Intersegment sales	—	(7)	—	(339)
Consolidated net sales	$2,294,139	2,150,656	6,776,521	6,073,566

Operating income (loss):
Global Ceramic	$135,985	120,055	376,368	326,571
Flooring NA	170,507	125,910	364,804	145,861
Flooring ROW	81,757	55,471	262,356	153,164
Corporate and eliminations	(9,942)	(12,702)	(28,857)	(37,272)
Consolidated operating income	$378,307	288,734	974,671	588,324

Assets:
Global Ceramic			$4,118,510	3,938,242
Flooring NA			3,354,286	3,195,904
Flooring ROW			2,851,227	2,699,255
Corporate and eliminations			96,570	222,809
Consolidated assets			$10,420,593	10,056,210

Reconciliation of Net Earnings Attributable to Mohawk Industries, Inc. to Adjusted Net Earnings Attributable to Mohawk Industries, Inc. and Adjusted Diluted Earnings Per Share Attributable to Mohawk Industries, Inc.

(Amounts in thousands, except per share data)
	Three Months Ended		Nine Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net earnings attributable to Mohawk Industries, Inc.	$269,878	214,905	696,614	423,743
Adjusting items:
Restructuring, acquisition and integration-related and other costs	30,572	12,770	44,309	43,784
Acquisitions purchase accounting (inventory step-up)	—	7,160	—	13,316
Legal settlement and reserves	(90,000)	—	(90,000)	127,000
Release of indemnification asset	2,368	—	2,368	—
Tradename impairment	47,905	—	47,905	—
Deferred loan costs	—	—	—	651
Income taxes - reversal of uncertain tax position	(2,368)	—	(2,368)	—
Income taxes	2,856	(12,940)	(1,764)	(62,984)
Adjusted net earnings attributable to Mohawk Industries, Inc.	$261,211	221,895	697,064	545,510

Adjusted diluted earnings per share attributable to Mohawk Industries, Inc.	$3.50	2.98	9.35	7.38
Weighted-average common shares outstanding - diluted	74,613	74,438	74,551	73,907

Reconciliation of Total Debt to Net Debt
(Amounts in thousands)
October 1, 2016
Current portion of long-term debt and commercial paper	$1,548,251
Long-term debt, less current portion	1,165,577
Less: Cash and cash equivalents	112,108
Net Debt	$2,601,720

Reconciliation of Operating Income to Pro forma Adjusted EBITDA
(Amounts in thousands)					Trailing Twelve
	Three Months Ended				Months Ended
	December 31, 2015	April 2, 2016	July 2, 2016	October 1, 2016	October 1, 2016
Operating income	$249,242	245,672	350,692	378,307	1,223,913
Other (expense) income	(11,525)	(3,429)	5,807	(3,839)	(12,986)
Net (earnings) loss attributable to non-controlling interest	(446)	(569)	(926)	(949)	(2,890)
Depreciation and amortization	94,025	100,194	101,215	103,680	399,114
EBITDA	331,296	341,868	456,788	477,199	1,607,151
Restructuring, acquisition and integration-related and other costs	30,820	7,718	6,020	30,572	75,130
Acquisitions purchase accounting (inventory step-up)	21	—	—	—	21
Legal settlement and reserves	(2,520)	—	—	(90,000)	(92,520)
Release of indemnification asset	11,180	—	—	2,368	13,548
Tradename impairment	—	—	—	47,905	47,905
Acquisitions EBITDA	7,337	—	—	—	7,337
Pro forma Adjusted EBITDA	$378,134	349,586	462,808	468,044	1,658,572

Net Debt to Pro forma Adjusted EBITDA					1.6

Reconciliation of Net Sales to Net Sales on a Constant Exchange Rate and Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended		Nine Months Ended
	October 1, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net sales	$2,294,139	2,150,656	6,776,521	6,073,566
Adjustment to net sales on constant shipping days	35,775	—	—	—
Adjustment to net sales on a constant exchange rate	10,139	—	52,001	—
Net sales on a constant exchange rate and constant shipping days	2,340,053	2,150,656	6,828,522	6,073,566
Less: impact of acquisition volume	(40,440)	—	(525,772)	(55,672)
Net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$2,299,613	2,150,656	6,302,750	6,017,894

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Constant Shipping Days
(Amounts in thousands)
	Three Months Ended
Global Ceramic	October 1, 2016	October 3, 2015
Net sales	$822,040	791,538
Adjustment to net sales on constant shipping days	13,066	—
Adjustment to segment net sales on a constant exchange rate	5,284	—
Segment net sales on a constant exchange rate and constant shipping days	$840,390	791,538

Reconciliation of Segment Net Sales to Segment Net Sales on Constant Shipping Days
(Amounts in thousands)
	Three Months Ended
Flooring NA	October 1, 2016	October 3, 2015
Net sales	$1,008,553	955,099
Adjustment to net sales on constant shipping days	16,009	—
Segment net sales on constant shipping days	$1,024,562	955,099

Reconciliation of Segment Net Sales to Segment Net Sales on a Constant Exchange Rate and Constant Shipping Days Excluding Acquisition Volume
(Amounts in thousands)
	Three Months Ended
Flooring ROW	October 1, 2016	October 3, 2015
Net sales	$463,546	404,026
Adjustment to net sales on constant shipping days	6,700	—
Adjustment to segment net sales on a constant exchange rate	4,856	—
Segment net sales on a constant exchange rate and constant shipping days	475,102	404,026
Less: impact of acquisition volume	(40,440)	—
Segment net sales on a constant exchange rate and constant shipping days excluding acquisition volume	$434,662	404,026

Reconciliation of Gross Profit to Adjusted Gross Profit
(Amounts in thousands)
	Three Months Ended
	October 1, 2016	October 3, 2015
Gross Profit	$726,559	661,404
Adjustments to gross profit:
Restructuring, acquisition and integration-related and other costs	17,459	7,291
Acquisitions purchase accounting (inventory step-up)	—	7,160
Adjusted gross profit	$744,018	675,855

Reconciliation of Selling, General and Administrative Expenses to Adjusted Selling, General and Administrative Expenses
(Amounts in thousands)
	Three Months Ended
	October 1, 2016	October 3, 2015
Selling, general and administrative expenses	$348,252	372,670
Adjustments to selling, general and administrative expenses:
Restructuring, acquisition and integration-related and other costs	(13,112)	(5,479)
Legal settlement and reserves	90,000	—
Tradename impairment	(47,905)	—
Adjusted selling, general and administrative expenses	$377,235	367,191

Reconciliation of Operating Income to Adjusted Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
	October 1, 2016	October 3, 2015
Operating income	$378,307	288,734
Adjustments to operating income:
Restructuring, acquisition and integration-related and other costs	30,572	12,770
Legal settlement and reserves	(90,000)	—
Tradename impairment	47,905	—
Acquisitions purchase accounting (inventory step-up)	—	7,160
Adjusted operating income	366,784	308,664
Adjustment to operating income on a constant exchange rate	6,832	—
Adjusted operating income on a constant exchange rate	$373,616	308,664

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Global Ceramic	October 1, 2016	October 3, 2015
Operating income	$135,985	120,055
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	456	118
Acquisitions purchase accounting (inventory step-up)	—	949
Adjusted segment operating income	136,441	121,122
Adjustment to operating income on a constant exchange rate	1,684	—
Adjusted segment operating income on a constant exchange rate	$138,125	121,122

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income
(Amounts in thousands)
	Three Months Ended
Flooring NA	October 1, 2016	October 3, 2015
Operating income	$170,507	125,910
Adjustments to segment operating income:
Legal settlement and reserves	(90,000)	—
Restructuring, acquisition and integration-related and other costs	26,193	5,148
Tradename impairment	47,905	—
Acquisitions purchase accounting (inventory step-up)	—	1,527
Adjusted segment operating income	$154,605	132,585

Reconciliation of Segment Operating Income to Adjusted Segment Operating Income on a Constant Exchange Rate
(Amounts in thousands)
	Three Months Ended
Flooring ROW	October 1, 2016	October 3, 2015
Operating income	$81,757	55,471
Adjustments to segment operating income:
Restructuring, acquisition and integration-related and other costs	3,596	4,030
Acquisitions purchase accounting (inventory step-up)	—	4,683
Adjusted segment operating income	85,353	64,184
Adjustment to operating income on a constant exchange rate	5,147	—
Adjusted segment operating income on a constant exchange rate	$90,500	64,184

Reconciliation of Earnings Including Noncontrolling Interests Before Income Taxes to Adjusted Earnings Including Noncontrolling Interests Before Income Taxes
(Amounts in thousands)
	Three Months Ended
	October 1, 2016	October 3, 2015
Earnings before income taxes	$365,058	265,166
Noncontrolling interests	(949)	(798)
Adjustments to earning including noncontrolling interests before income taxes:
Restructuring, acquisition and integration-related & other costs	30,572	12,770
Acquisitions purchase accounting (inventory step-up)	—	7,160
Legal settlement and reserves	(90,000)	—
Release of indemnification asset	2,368	—
Tradename impairment	47,905	—
Adjusted earnings including noncontrolling interests before income taxes	$354,954	284,298

Reconciliation of Income Tax Expense to Adjusted Income Tax Expense
(Amounts in thousands)
	Three Months Ended
	October 1, 2016	October 3, 2015
Income tax expense	$94,231	49,463
Income taxes - reversal of uncertain tax position	2,368	—
Income tax effect of adjusting items	(2,856)	12,940
Adjusted income tax expense	$93,743	62,403

Adjusted income tax rate	26.4%	21.9%

The Company believes it is useful for itself and investors to review, as applicable, both GAAP and the above non-GAAP measures in order to assess the performance of the Company's business for planning and forecasting in subsequent periods. In particular, the Company believes excluding the impact of restructuring, acquisition, integration-related and other costs, legal settlement and reserves, tradename impairment and acquisitions purchase accounting (inventory step-up) is useful because it allows investors to evaluate our performance for different periods on a more comparable basis.